                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            KRUG International Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            KRUG INTERNATIONAL CORP.
                        900 CIRCLE 75 PARKWAY, SUITE 1300
                             ATLANTA, GEORGIA 30339



                                                               October 21, 1999



Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders which will be held at 2:00 p.m., on Friday, November 19, 1999, at the Sheraton Suites Galleria, 2844 Cobb Parkway S.E., Atlanta, Georgia 30339.

         The accompanying Notice of the Annual Meeting and Proxy Statement contain detailed information concerning the matters to be considered and acted upon at the Meeting. The Corporation's 1999 Annual Report to Shareholders is also enclosed.

         We hope you will be able to attend the Meeting.

         Whether or not you plan to attend the Annual Meeting, please execute and return the enclosed proxy card at your earliest convenience. That way you will be sure to be represented at the Meeting. If you later find you can attend the Meeting, you may then withdraw your proxy and vote in person. If you have questions or need assistance regarding your shares, please call our proxy solicitor, Georgeson Shareholder Communications, Inc., at (800) 223-2064.

                                                Sincerely,

                                                /s/ Robert M. Thornton, Jr.


                                                ROBERT M. THORNTON, JR.
                                                Chairman

                            KRUG INTERNATIONAL CORP.
                        900 CIRCLE 75 PARKWAY, SUITE 1300
                             ATLANTA, GEORGIA 30339

                                  ------------


                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 19, 1999

                                  ------------


To the Shareholders of
KRUG INTERNATIONAL CORP.:

         The Annual Meeting of Shareholders of KRUG INTERNATIONAL CORP. will be held at 2:00 p.m., Eastern Standard Time, on Friday, November 19, 1999, at the Sheraton Suites Galleria, 2844 Cobb Parkway S.E., Atlanta, Georgia 30339, for the purpose of considering and voting upon:

         1. Election of three directors for a two-year term; and

         2. Such other business as may properly come before the meeting or any adjournment thereof.

         Whether or not you expect to be present, please mark, sign, date and return the enclosed proxy promptly in the envelope provided. Giving the proxy will not affect your right to vote in person if you attend the meeting.


                                     By order of the Board of Directors



                                     JAMES J. MULLIGAN
                                     SECRETARY

October 21, 1999

                            KRUG INTERNATIONAL CORP.
                        900 CIRCLE 75 PARKWAY, SUITE 1300
                             ATLANTA, GEORGIA 30339

                                  ------------

                                 PROXY STATEMENT
                     FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
                                  ------------

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of KRUG INTERNATIONAL CORP., an Ohio corporation (the "Corporation"), of proxies to be used at the Annual Meeting of Shareholders to be held on November 19, 1999 and any adjournment thereof. The close of business on October 14, 1999 has been fixed as the record date for the determination of the holders of Common Shares entitled to vote at the meeting and each such shareholder is entitled to one vote per share. There were 4,976,285 Common Shares outstanding at the close of business on October 14, 1999.

         All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy. If no directions have been specified by marking the appropriate places on the accompanying proxy card, the shares will be voted in accordance with the Board's recommendations which are FOR the election of James J. Mulligan, Ronald J. Vannuki and Steven Baileys, D.D.S., as directors of the Corporation. A shareholder signing and returning the accompanying proxy has power to revoke it at any time prior to its exercise by delivering to the Corporation a later dated proxy or by giving notice to the Corporation in writing or in open meeting but without affecting any vote previously taken.

         The presence, in person or by properly executed proxy, of the holders of a majority of the Corporation's outstanding shares is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies received by the Corporation will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular matter as well as shares present at the Annual Meeting. Where nominee shareholders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners of such shares ("Broker Nonvotes"), such Broker Nonvotes will not be treated as either votes cast or shares present.

         This proxy statement and the accompanying proxy card were first mailed to shareholders on or about October 21, 1999.


                              ELECTION OF DIRECTORS

         The Corporation's Board of Directors is presently comprised of seven persons and is divided into two classes, with one class having three members and the other class four members. One class of directors is elected at each Annual Meeting of Shareholders for a term of two years.

         At the 1999 Annual Meeting, shareholders will elect three directors who will hold office until the Annual Meeting of Shareholders in 2001. At the meeting of the Board of Directors held on August 9, 1999, Bernee D. L. Strom resigned her seat in the 2000 Class of Directors, and T. Wayne Holt, a member of the 1999 Class, announced that he would not stand for election at the 1999 Annual Meeting. Robert M. Thornton, Jr. resigned his position in the 1999 Class and the remaining directors elected him to the 2000 Class seat previously held by Ms. Strom. Following Mr. Thornton's resignation as a member of the 1999 Class, the Board of Directors reduced the size of the 1999 Class from four members to three. At the meeting of the Board of Directors held on October 8, 1999, the Directors increased the size of the 2000 Class from three members to four and C. Michael Ford was elected a director in the 2000 Class. As a result of such changes, the Board of Directors has nominated Mr. Mulligan and Mr. Vannuki, who are presently directors of the Corporation, and Dr. Baileys, who is not presently a director, for election to a term of office expiring at the 2001 Annual Meeting. Continuing Directors who comprise the 2000 Class of Directors are Karen B. Brenner, Mr. Ford, Mr. Thornton and Howard E. Turner.

         It is the intention of the proxy agents named in the proxy, unless otherwise directed, to vote such proxy for the election of Mr. Mulligan, Mr. Vannuki and Dr. Baileys. Should any of them be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors. The three nominees receiving the highest number of votes cast will be elected directors.

         The following table sets forth certain information about the nominees for election and the directors whose terms of office will continue after the meeting.


                   NAME AND OFFICES                                                   COMMON SHARES
           PRESENTLY HELD WITH CORPORATION                                  BENEFICIALLY OWNED AS OF 10/14/99
           -------------------------------                  DIRECTOR        ---------------------------------
NOMINEES FOR TERM OF OFFICE EXPIRING IN 2001:                SINCE           NUMBER (1)       % OF CLASS (1)
---------------------------------------------                -----           ---------        --------------
James J. Mulligan                                             1966             32,085 (2)           (8)
   Director and Secretary
Ronald J. Vannuki                                             1998            190,875 (3)           3.7
   Director
Steven Baileys, D.D.S.                                        N/A             715,198 (4)          14.1
   Nominee

DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 2000:
-----------------------------------------------
Robert M. Thornton, Jr.                                       1996            176,024 (5)           7.0
   Director, Chairman, President,
   Chief Executive Officer and
   Chief Financial Officer
Karen B. Brenner                                              1996            827,348 (6)          16.3
   Director
Howard E. Turner                                              1998            136,337 (7)           2.7
   Director
C. Michael Ford                                               1999                      0             0
   Director


(1) These columns show the number of Common Shares beneficially owned as of October 14, 1999, as confirmed by each beneficial owner, and the percentage of class represented thereby, and includes, where applicable, shares owned by members of the individual's household. Unless otherwise indicated, each individual has voting power and investment power which are exercisable solely by such individual or are shared by such individual with members of his or her household.

(2) Includes 5,380 shares that may be acquired upon the exercise of warrants.

(3) These shares (which include 151,557 shares which may be acquired upon the exercise of warrants) are beneficially owned by Fortuna Investment Partners, L.P. Mr. Vannuki is the president of its general partner, Fortuna Capital Management, Inc.

(4) Dr. Baileys has shared investment power over all of these shares (which include 102,982 shares which may be acquired upon the exercise of warrants).

(5)      Includes 37,540 shares that may be acquired upon exercise of warrants.

(6) Includes 815,228 shares (which includes 110,882 shares which may be acquired upon the exercise of warrants) over which Ms. Brenner, as a registered investment advisor and sole shareholder of Fortuna Advisors, Inc., has shared investment power.

(7) Includes 12,685 shares that may be acquired upon the exercise of warrants.

(8)      Less than 1%.

         Certain information concerning each person listed in the above table, including his or her principal occupation for at least the last five years, is set forth below.

         James J. Mulligan, 77, became Secretary of the Corporation in 1966. Mr. Mulligan has been a member of the law firm of Mulligan & Mulligan since January 1993. He was a member of the law firm of Smith & Schnacke from 1953 to 1989 and a member of the law firm of Thompson Hine & Flory LLP from 1989 until his retirement in 1991. Mulligan & Mulligan is general counsel to the Corporation and received $105,063 for legal services rendered during the Corporation's fiscal year ended March 31, 1999.

         Ronald J. Vannuki, 58, has been a registered investment adviser with Fortuna Advisors, Inc., an investment adviser, since 1995. From 1988 to 1995, Mr. Vannuki was Managing Director of Drake Capital Securities, Inc., a registered broker-dealer, and from 1990 to 1995 was a Director and Portfolio Manager of Drake Capital Advisers, Inc., a registered investment adviser. Mr. Vannuki is a director of Wyle Laboratories, Inc., a privately held corporation, of which 38% of the equity is owned by the Corporation.

         Steven Baileys, D.D.S, 45, has been Chairman of the Board of Directors and Chief Executive Officer of SafeGuard Health Enterprises Inc., a public dental care benefits company, since 1995, President from 1981 until 1997 and Chief Operating Officer from 1981 until 1995. Dr. Baileys is licensed to practice dentistry in the State of California.

         Robert M. Thornton, Jr., 50, has been Chairman and Chief Executive Officer of the Corporation since September 10, 1998, President since July 16, 1996 and Chief Financial Officer since July 18, 1997. From October 1994 to the present, Mr. Thornton has been a private investor and, since March 1995, Chairman and Chief Executive Officer of CareVest Capital, LLC, a private investment and management services firm. Mr. Thornton was President, Chief Operating Officer, Chief Financial Officer and a director of Hallmark Healthcare Corporation from November 1993 until Hallmark's merger with Community Health Systems, Inc. in October 1994. From October 1987 until November 1993, Mr. Thornton was Executive Vice President, Chief Financial Officer, Secretary, Treasurer and a director of Hallmark.

         Karen B. Brenner, 46, has been President of Fortuna Advisors, Inc., an investment advisory firm located in Newport Beach, California, since 1993. Fortuna Advisors, Inc. succeeded to the business of Karen Brenner Registered Investment Advisor which was formed by Ms. Brenner in 1984 and operated by her from 1984 to 1993. Ms. Brenner is a director of Wyle Laboratories, Inc., a privately held corporation, of which 38% of the equity is owned by the Corporation. Ms. Brenner is also a director of Creative Bakeries, Inc.

         Howard E. Turner, 57, has been a partner in the law firm of Smith, Gambrell & Russell, LLP, since 1971, where he serves on the firm's executive committee and heads one of it's corporate sections. Mr. Turner has been involved in numerous corporate mergers, acquisitions and dispositions; in structuring public and private equity and debt financing; and has represented special committees and board of directors of large public companies. Mr. Turner has served as a director of Avlease, Ltd., a lessor of large commercial aircraft, and currently serves as an officer and director of HSR, Ltd. Mr. Turner provides legal services to the Corporation through the law firm, Smith, Gambrell & Russell, LLP, as requested by the Corporation.

         C. Michael Ford, 60, has been the owner and Chairman of the Board of Montpelier Corporation, a venture capital and real estate holding company, since October 1997. Mr. Ford served as Vice President of Development of Columbia/HCA Healthcare Corporation from September 1994 to September 1997, and was Vice President of Marketing of Meditrust from October 1993 to September 1994. Mr. Ford was employed by Charter Medical Corporation from 1976 to 1990 in a variety of positions, which included Secretary and Treasurer, Chief Financial Officer and a member of the Board of Directors. Mr. Ford is a director and Chairman of the Audit Committee of In Home Health, Inc. (IHHI), a publicly held home healthcare company.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The Board of Directors held ten meetings during fiscal 1999. The Board has an Executive Committee, an Audit Committee and an Executive Compensation Committee, but no nominating committee. The Executive Committee held one meeting and took action by unanimous written consent three times in fiscal 1999. The Audit Committee held one meeting and the Executive Compensation Committee held three meetings in fiscal 1999.

         The Executive Committee is empowered to exercise all of the authority of the Board of Directors except as to matters not delegable to a committee under the General Corporation Law of Ohio. The members of the Committee are Messrs. Thornton (Chairman) and Turner and Ms. Brenner.

         The Audit Committee meets with Corporation personnel and representatives of the Corporation's independent public accountants to review internal accounting controls, internal auditing procedures and matters relating to the annual audit of the Corporation's financial statements. The Committee reports its findings and recommendations to the Board of Directors. The members of the Committee are Messrs. Mulligan (Chairman) and Ford and Ms. Brenner.

         The Executive Compensation Committee acts in an advisory capacity to the Board of Directors with respect to compensation of the Corporation's executives. The members of the Committee are Ms. Brenner (Chairperson) and Mr. Mulligan.

         Each non-employee director receives a monthly fee of $700 for services as a director. In addition, he or she receives $850 for attendance at a meeting of the Board of Directors, $500 for attending a committee meeting and $400 for participating in telephone meetings. Directors receive no compensation for Executive Committee meetings and actions taken by unanimous written consent.

                       PRINCIPAL HOLDERS OF COMMON SHARES

         Set forth below is certain information concerning the only persons known by the Board of Directors of the Corporation to be the beneficial owners of more than 5% of the outstanding Common Shares of the Corporation as of October 14, 1999.

                                                    COMMON SHARES AND WARRANTS TO PURCHASE
                                                       COMMON SHARES BENEFICIALLY OWNED
                                                               AS OF 10/14/99 (1)
                                             ----------------------------------------------------
                                                         NUMBER
                                                         ------
   NAME AND ADDRESS                              SHARES           WARRANTS          % OF CLASS
   ----------------                              ------           --------          ----------
   FORTUNA ADVISORS, INC. (2)                    815,228           110,662              16.0
   1300 Bristol Street North
   Suite 100
   Newport Beach, CA 92660
   KAREN B. BRENNER                              827,348           110,882              16.3
   1300 Bristol Street North
   Suite 100
   Newport Beach, CA 92660
   BAILEYS FAMILY TRUST (3)                      378,649            52,041               7.5
   P.O. Box 9109
   Newport Beach, CA 92658
   STEVEN BAILEYS (3)                            715,198           102,982              14.1
   P.O. Box 9109
   Newport Beach, CA 92658
   DIMENSIONAL FUND                              272,949              0                  5.5
        ADVISORS
   1299 Ocean Avenue
   Eleventh Floor
   Santa Monica, CA 90401
   WESTSIDE CAPITAL                              275,700              0                  5.5
        PARTNERS, L.P.
   575 Lexington Avenue
   Seventh Floor
   New York, NY 10022

(1) Under applicable Securities and Exchange Commission regulations, shares are treated as "beneficially owned" if a person has or shares voting or investment power with respect to the shares or has a right to acquire the shares within 60 days of October 14, 1999. Unless otherwise indicated, sole voting power and sole investment power are exercised by the named entity. In calculating "% of Class" for an entity, shares which may be acquired by the entity within such 60-day period are treated as owned by the entity and as outstanding shares.

(2) Fortuna Advisors, Inc., 1300 Bristol Street North, Suite 100, Newport Beach, CA 92660, provides discretionary investment management services to clients. Karen B. Brenner is president of Fortuna Advisors, Inc. Ms. Brenner also serves as a consultant to and a director of the Corporation.

(3) The business of the Baileys Family Trust is investment, and Steven Baileys, D.D.S., is a private investor, serves as the Trustee of Baileys Family Trust and is a nominee for election as a director.

     The parties listed above in this section together with Ronald J. Vannuki, and except for Dimensional Fund Advisors and Westside Capital Partners, L.P., have filed with the Securities and Exchange Commission, as a group, a Schedule 13D and amendments thereto under the Securities Exchange Act of 1934 relating to their beneficial ownership of shares of the Corporation. The information set forth herein with respect to beneficial ownership of shares of the Corporation was obtained from Amendment No. 6 to
Schedule 13D dated October 22, 1998 and filed April 1, 1999, as supplemented by members of the group. The parties listed above, except Dimensional Fund Advisors and Westside Capital Partners, L.P., are sometimes referred to as the Fortuna Group. As a group, the Fortuna Group beneficially owns 1,018,223 shares (including warrants to purchase 262,435 shares) or 19.4% of the outstanding shares of the Corporation.

                        COMMON SHARES OWNED BY MANAGEMENT

         The following table sets forth the number of Common Shares of the Corporation beneficially owned as of October 14, 1999 by each named executive listed in the Summary Compensation Table and by all directors, nominees and executive officers as a group.

                                                                          COMMON SHARES BENEFICIALLY
                                                                              OWNED AS OF 10/14/99
                                                                         ------------------------------
            NAME                                                           NUMBER           % OF CLASS
---------------------------                                                ------           ----------
Robert M. Thornton, Jr.                                                176,024(1)                3.5
C. L. Haslam (2)                                                           0                      0
Directors, Nominees and Executive Officers as a                       1,442,570(3)              27.1
   Group (10 persons)


    (1) Includes 37,540 shares that may be acquired upon the exercise of warrants.

    (2) On September 10, 1998, C. L. Haslam resigned as Chairman and Chief Executive Officer of the Corporation.

    (3) Includes 325,889 shares that may be acquired upon the exercise of warrants and 18,000 shares that may be acquired upon the exercise of options within 60 days of October 14, 1999.

                             EXECUTIVE COMPENSATION

         The following sections of this Proxy Statement set forth compensation information relating to the Chief Executive Officer and the other executive officers of the Corporation at March 31, 1999, whose salary and bonus for fiscal year 1999 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

         The following table presents for the three fiscal years ended March 31, 1999, the compensation of each person who was Chief Executive Officer of the Corporation during the year ended March 31, 1999 and the other executive officers at March 31, 1999, whose salary and bonus during fiscal 1999 exceeded $100,000.

                                                                              LONG-TERM COMPENSATION
                                                                        -----------------------------------
                                                                              AWARDS            PAYOUTS
                                                                      ---------------------   -----------
                                       ANNUAL COMPENSATION
                                ----------------------------------                             LONG-TERM
                                                          OTHER      RESTRICTED   SECURITIES   INCENTIVE
                                                          ANNUAL        STOCK     UNDERLYING      PLAN      ALL OTHER
       NAME AND                     SALARY    BONUS    COMPENSATION     AWARDS     OPTIONS       PAYOUTS   COMPENSATION
    PRINCIPAL POSITION       YEAR     ($)      ($)          ($)          ($)         (#)          ($)         ($)
--------------------------- ------  ---------  -------- -------------- ----------- -----------  ---------- -------------
ROBERT M. THORNTON, JR.,      1999   $196,700      $0        $0            $0       20,000          $0            $0
 Chairman, President,         1998    159,500  35,000 (2)     0             0            0           0         4,785 (3)
 Chief Executive Officer      1997    106,250       0         0             0            0           0        25,979 (4)
 and Chief Financial
 Officer (1)

C. L. HASLAM,                 1999    $96,000      $0        $0            $0            0          $0       $96,528 (5)
 Former Chairman              1998    189,500       0         0             0            0           0         5,685 (3)
 and Chief Executive          1997    156,875       0         0             0            0           0         1,125 (3)
 Officer (1)
---------------------------


(1)      Mr. Thornton succeeded Mr. Haslam as Chairman and Chief Executive
         Officer on   September 10, 1998.

(2)      This bonus was for services performed in fiscal 1997 and fiscal 1998.

(3) These amounts were contributed by the Corporation under the 401(k) plan for the benefit of the named executives.

(4) This amount includes $24,479 paid to Mr. Thornton under a Consulting Agreement from May 17, 1996 to July 16, 1996.

(5) This amount was paid to Mr. Haslam following his resignation as Chairman and Chief Executive Officer.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows, for the named executive officers, additional information about option grants for the fiscal year ended March 31, 1999.

                                                INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                             --------------------------------------------------------     AT ASSUMED ANNUAL RATES
                               NUMBER OF     % OF TOTAL                                       OF STOCK PRICE
                                SHARES        OPTIONS                                    APPRECIATION FOR OPTION
                              UNDERLYING     GRANTED TO                               ------------------------------
                                OPTIONS      EMPLOYEES    EXERCISE OR                             TERM
                                GRANTED      IN FISCAL     BASE PRICE    EXPIRATION   ------------------------------
               NAME              (#)            YEAR      ($/SHARE)         DATE        0%($)     5%($)     10%($)
----------------------------   --------      ---------    -----------    ----------   --------  --------   ---------
Robert M. Thornton, Jr.        20,000          25.3%        $1.6875      12/21/2003      $0      $4,538     $14,565

C. L. Haslam                        0           N/A           N/A           N/A         N/A       N/A        N/A
----------------------------

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND FISCAL YEAR-END OPTION VALUES

     The following table shows information about stock option exercises during fiscal 1999 and unexercised stock options at March 31, 1999 for the named executive officers.

                                                                      NUMBER OF SHARES
                                                                   UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                                                     OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                                        SHARES                            YEAR-END              FISCAL YEAR-END
                                      ACQUIRED ON       VALUE           EXERCISABLE/             EXERCISABLE/
            NAME                     EXERCISE (#)   REALIZED ($)     UNEXERCISABLE (#)         UNEXERCISABLE ($)
---------------------------          ------------   ------------     -----------------         -----------------
Robert M. Thornton, Jr.                    0             $0               0/20,000                 $0/$3,750

C. L. Haslam                               0             N/A                N/A                       N/A
----------------------------

             LONG TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

     The following table shows for the named executive officers, additional information about awards during the fiscal year ended March 31, 1999 under long-term incentive plans.

                                                                               ESTIMATED FUTURE PAYOUTS UNDER
                                       NUMBER OF        PERFORMANCE OR           NON-STOCK PRICE-BASED PLANS
                                      SHARES, UNITS      OTHER PERIOD     -----------------------------------------
                                        OR OTHER       UNTIL MATURIATION   THRESHOLD      TARGET        MAXIMUM
          NAME                         RIGHTS (#)         OR PAYOUT         ($ OR #)     ($ OR #)      ($ OR #)
---------------------------            ----------         ---------         --------     --------      --------
Robert M. Thornton, Jr.                     0                N/A              N/A           N/A           N/A

C. L. Haslam                                0                N/A              N/A           N/A           N/A
---------------------------

                                   OTHER

         Mr. Thornton, Chairman, President, Chief Executive Officer and Chief Financial Officer, is currently employed by the Corporation under the terms of an Employment Agreement effective August 1, 1998. The initial period of the Agreement expired July 31, 1999, but the Agreement continues in force thereafter until either Mr. Thornton or the Corporation provides four months written notice terminating the Agreement. The Agreement provides for an annual base salary of $210,000, plus any increases that may be granted from time to time by the Corporation. Mr. Thornton is also eligible to receive a bonus equal to twenty-five percent of his annual base salary if certain goals, agreed to by the parties to the Agreement, for fiscal 1999 and future fiscal years, are met. During the term of his employment, Mr. Thornton is also eligible to participate in any stock option or compensation plan adopted for officers and shall receive the fringe benefits extended by the Corporation to its most highly compensated executives.

         The Agreement also provides for severance payments in the event Mr. Thornton ceases to be employed by the Corporation (whether voluntarily by Mr. Thornton or otherwise) within one year after a change in control of the Corporation (as defined in the Agreement). In such event, the Corporation is required to pay Mr. Thornton an amount equal to one year's base salary. In addition, any stock options held by Mr. Thornton on the date the Agreement is terminated become immediately exercisable and may be exercised by Mr. Thornton within ninety days of the termination of the Agreement, but only if Mr. Thornton terminates the Agreement. While Mr. Thornton is receiving payments pursuant to the Agreement, he is prohibited from competing with the Corporation.

         Mr. Haslam resigned as Chairman and Chief Executive Officer of the Corporation effective September 10, 1998. He was employed by the Corporation under the terms of an Employment Agreement effective May 17, 1996. The Agreement provided for a monthly salary of $15,000, which was increased to $16,000 per month effective June 1, 1998.

         Effective April 1, 1998, Ronald J. Vannuki, a director of the Corporation, entered into a Consulting Agreement with the Corporation. Mr. Vannuki's duties under the Agreement are to prepare short-term and intermediate-term acquisition plans and investigate and evaluate potential acquisitions for the Corporation. The amount of time to be devoted by him to his duties will be agreed to by the parties but it is anticipated that Mr. Vannuki on average will perform approximately 20 hours of service per month. The agreement provides for a fee to Mr. Vannuki of $5,000 per month. The Agreement also provides that, during its term, Mr. Vannuki will not provide similar services to anyone else. The Agreement may be terminated by either party upon 30 days written notice.

         Also effective April 1, 1998, the Corporation entered into an identical Consulting Agreement with Fortuna Advisors, Inc. Karen Brenner, a director of the Corporation, is the sole shareholder and President of Fortuna Advisors, Inc.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Corporation's Common Shares for its last five fiscal years with the cumulative total return of the American Stock Exchange Market Index and an American Stock Exchange listed market capitalization based peer group index over the same period (assuming investments of $100 in each vehicle on March 31, 1994 and reinvestment of all dividends). The peer group index is comprised of 66 companies and includes all non-financial American Stock Exchange companies with a market capitalization of between $20 and $40 million, which were publicly traded throughout the five-year period. The peer group index was developed by an independent agency. The Corporation is not aware of any appropriate industry or line-of-business index with which to compare itself because of the diversity of the Corporation's businesses and, therefore, it believes a market capitalization index is appropriate.

                               [OBJECT OMITTED]



                                PERFORMANCE DATA

                                1994         1995         1996        1997         1998         1999
                                ----         ----         ----        ----         ----         ----
KRUG International Corp.        100         125.00      116.67       170.83       187.50        50.00
Peer Group Index                100          87.67       81.89        80.89        74.44        38.83
Broad AMEX Market Index         100         105.47      127.50       128.79       168.22       159.18
---------------------------------------

                           FISCAL 1999 AMEX PEER GROUP

     The peer group is comprised of American Stock Exchange non-financial companies with a market value between $20 and 40 million. The only companies meeting this criteria for fiscal 1999 are the following:

Acme United Corp.
Advanced Photonix Cl A
Autobond Acceptance Corp
Avenue Entertainment Group
B&H Ocean Carriers Ltd.
Beard Co.
BFX Hospitality Corp.
Canyon Resources Corp.
Cardiotech International Inc.
CEC Resources Ltd.
CET Environmental Inc.
Commodore Applied Tech.
Computrac Inc.
Concord Fabrics Inc. A
Concord Fabrics Inc. B
Continucare Corp.
CPS Systems Inc.
Creative Computer Applications
Dairy Mart Convenience Cl B
Etz Lavud Ltd. Ord.
EXX Inc. Cl A
Farmstead Telephone Gr.
Flanigan's Enterprise Inc.
Fortune Natural Resources Corp.
Goldfield Corp.
HMG/Courtland Prop. Inc.
ILX Resorts Inc.
Income Opportunity Realty Investment
Integrated Orthopedics
Integrated Tech USA
International Airline Supp. Group
International Remote Imaging Systems
Intersystems Inc.
Jaclyn Inc
Jinpan International Ltd.
Joule Inc.
Killearn Properties Inc.
Kit Manufacturing Co.
Laser Technology Inc.
Leather Factory Inc.
Luxtec Corp.
LXR Biotechnology Inc.
Matec Corp.
MC Shipping Inc.
McRae Industries Cl A
Multigraphics Inc.
Oriole Homes Cl B
Plymouth Rubber Inc. Cl A
Plymouth Rubber Inc. Cl B
Polyphase Corp.
Professional Dental Tech
Provena Foods Inc.
Sentry Technology Corp.
Soligen Technologies Inc.
Star Struck Ltd.
Stevens International Cl A
Strategia Corp.
Teletouch Commun.
Thermwood Corp.
Top Air Manufacturing
Trans Lux Corp.
Trio-Tech International
Tuxis Corporation
United Foods Inc. Cl A
Unimar Co.
Wendt Bristol Health Services

              EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE
                                  COMPENSATION

         The Executive Compensation Committee of the Board of Directors is comprised of three directors who are not employees or former employees of the Corporation. The Committee's stated function is to act in an advisory capacity to the Board with respect to compensation of executives of the Corporation. Except as specifically authorized by the Board, the Committee does not have the authority to fix the compensation of any employee, officer or director of the Corporation. However, since the Committee's creation in 1977, the Board has only on rare occasions not completely adopted the recommendations of the Committee and on those occasions only minor changes were made.

         The goal of the Committee has been to adopt a compensation approach that is basically simple, internally equitable and externally competitive, and that attracts, motivates and retains qualified people capable of contributing to the growth, success and profitability of the Corporation, thereby contributing to long-term shareholder value. Given the size of the Corporation and the limited number of its executive officers, the Committee has traditionally chosen to evaluate each executive individually and on a subjective basis, without resort to mathematical performance formulas. The principle followed is to provide what the Committee believes is suitable compensation based on its subjective evaluation of the executive's contribution to the profitability of the Corporation.

         The three key elements of executive compensation are base salary, short-term incentives and long-term incentives.

         The Corporation's base salaries are intended to be consistent with its understanding of competitive practices, level of responsibility, qualifications necessary for the particular position, and experience. Salary increases reflect the Corporation's belief as to competitive trends, the performance of the individual and the overall financial performance of the Corporation.

         The short-term incentive for an executive is the opportunity to earn an annual cash bonus. In line with the Corporation's normally discretionary approach, the Committee considers all relevant facts and circumstances in evaluating an executive. The Committee considers performance over a period of time, not merely performance in the most recent year. However, in general, the most important consideration is how well the executive has met his individual goals as set forth in the most recent operating plan. Generally, the second most important consideration is the Corporation's overall financial performance in the most recent year. The Committee also considers factors beyond the executive's control, such as general economic conditions, industry trends, inflation, changes in government policies, etc., which may have had a material effect (positive or negative) on an individual's overall performance. After considering all of these factors, the Committee recommends whether or not a particular executive should be awarded a bonus and, if so, the amount.

         While salary and short-term incentives are primarily designed to compensate current and past performance, the main purpose of the long-term incentive compensation program is to directly link management compensation with the long-term interests of shareholders. The Corporation is currently using, as it has for many years, stock options to provide that link. Options are intended to provide strong incentives for superior long-term future performance.

         With respect to the Chairman, President, CEO and CFO (Mr. Thornton), the Committee believes that his base salary is at the low end for positions requiring similar competence, dedication, creativity, experience and leadership qualities.

         With respect to fiscal 1997, the Corporation's 1997 results exceeded the Committee's expectations and the Committee considered recommending a bonus for Mr. Thornton, but concluded to defer such action because, even though a number of important initiatives had been commenced, none had been successfully accomplished at that time.

         With respect to fiscal 1998, while the Committee was disappointed with the Corporation's financial results for 1998, even though there were mitigating circumstances, a number of important actions had been successfully completed: the acquisitions of Hago Products Limited and Klippan Limited; the sale of Sowester Limited; the merger of KRUG Life Sciences Inc. and Technology/Scientific Services, Inc. into Wyle Laboratories, Inc.; and the restructuring of the manufacturing and sales functions of the housewares and child safety segments. These actions produced the following important results for the Corporation: the Corporation's presence in the child safety area was rapidly and substantially enlarged; the Corporation's exposure to the risks inherent in the government contracting business was significantly limited; the Corporation's long-term debt was substantially reduced; the Corporation's cash position was greatly improved; and, the Corporation's balance sheet was materially strengthened. These steps rationalized the Corporation's activities and put it in position to continue to pursue an acquisition program with the ultimate goal of increasing shareholder value. Since some of these actions were not completed until after the end of the 1998 fiscal year, the Committee decided to postpone consideration of a bonus for Mr. Thornton until fiscal 1999.

         In November, 1998, the Board of Directors, upon the recommendation of the Committee, awarded Mr. Thornton a cash bonus of $35,000 in recognition of his services in fiscal 1997 and 1998, which were, in considerable part, responsible for the actions and results set forth above. In November 1998, the Directors adopted the recommendation of the Committee and entered into an Employment Agreement with Mr. Thornton, which is described under the heading "Other." The Agreement provides, among other things, that Mr. Thornton can earn a bonus equal to 25% of his annual base salary if goals agreed to by the Corporation and Mr. Thornton are met. For fiscal 1999, it was agreed that Mr. Thornton would be entitled to receive one-half of the bonus if certain specific operating results were achieved during the third and fourth quarters of fiscal 1999 and that the other one-half would be payable wholly at the discretion of the Directors (although the Directors would give consideration to the accomplishment of major tasks, such as the acquisition or divestiture of significant assets, the refinancing of the European loans and the repatriation of U.K. funds). No bonus was paid to Mr. Thornton because the operating results were not achieved and the Corporation's financial results for fiscal 1999 were very disappointing.

         Nonetheless, the Committee believes that Mr. Thornton has the ability, determination, energy, experience, and leadership qualities, as well as a substantial financial interest in the Corporation, to turn the Corporation around and produce acceptable results for the shareholders. As an expression of that confidence, in December 1998, the Corporation granted Mr. Thornton an option to purchase 20,000 shares of the Corporation's common shares at the market price on the date of the grant.

              This report was submitted by the Executive Compensation Committee on June 18, 1999.

     Bernee D. L. Strom     Karen B. Brenner     James J. Mulligan


             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Executive Compensation Committee are Ms. Brenner (Chairperson) and Mr. Mulligan. Ms. Brenner is the sole shareholder and President of Fortuna Advisors, Inc. Effective April 1, 1998, Fortuna Advisors, Inc. entered into a Consulting Agreement with the Corporation (which is described under the heading "Other" at page 11). Mr. Mulligan is Secretary of the Corporation and a member of the law firm of Mulligan & Mulligan, general counsel for the Corporation. Mulligan & Mulligan received $105,063 for legal services rendered during the Corporation's 1999 fiscal year.

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Corporation and owners of more than 10% of the Corporation's Common Shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent change in their ownership of Common Shares. The Corporation believes, based on information provided to the Corporation by the persons required to file such reports, that all filing requirements applicable to such persons during the period from April 1, 1998 through March 31, 1999 have been met, except that Karen B. Brenner filed three reports late concerning seven intra-family transactions.

                    INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP has performed an audit of the Corporation's financial statements annually since 1962. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if such representatives so desire.

         The Board of Directors of the Corporation annually appoints the independent public accountants for the Corporation after receiving the recommendation of its Audit Committee.

                            OTHER BUSINESS

         The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies in the enclosed form will vote thereon in their discretion.

                          COST OF SOLICITATION

         The cost of solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, proxy solicitations may be made by directors, officers and employees of the Corporation, personally or by telephone and telegram, without receiving additional compensation. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Corporation will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses. The Corporation has also engaged Georgeson & Company at a fee of $20,000 to assist in the solicitation of proxies from such institutions and individuals.

                          SHAREHOLDER PROPOSALS

         A proposal by a shareholder intended for inclusion in the Corporation's proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Corporation at 900 Circle 75 Parkway, Suite 1300, Atlanta, Georgia 30339, Attention: Secretary, on or before June 21, 2000 in order to be eligible for such inclusion.


                                          By order of the Board of Directors



                                          JAMES J. MULLIGAN
                                          SECRETARY

         Dayton, Ohio
         October 21, 1999

PROXY                                                                      PROXY

                            KRUG INTERNATIONAL CORP.

               ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 19, 1999

    The undersigned holder(s) of Common Shares of KRUG International Corp., an Ohio corporation (the "Corporation"), hereby appoints ROBERT M. THORNTON, JR. and KAREN B. BRENNER, and each of them, attorneys of the undersigned, with power of substitution, to vote all of the Common Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on Friday, November 19, 1999 at 2:00 p.m., and at any and all adjournments of said meeting, as follows:

              PLEASE MARK, SIGN, DATE AND MAIL THIS CARD PROMPTLY
                            IN THE ENCLOSED ENVELOPE

                 (Continued and to be signed on reverse side.)

/X/
PLEASE MARK
VOTE AS IN
THIS EXAMPLE:

                                                                  FOR     WITHHOLD   FOR ALL
   1.      ELECTION OF DIRECTORS                                  ALL        ALL     (EXCEPT NOMINEE(S) WRITTEN BELOW)
           NOMINEES: James J. Mulligan, Ronald J. Vannuki         / /        / /     / /
           and Steven Baileys, D.D.S.
2.         In their discretion, upon such other business as
           may properly come before the meeting or at any
           adjournment thereof.

                                         THIS PROXY IS SOLICITED ON BEHALF OF
                                         THE BOARD OF DIRECTORS OF THE
                                         CORPORATION. WHEN PROPERLY EXECUTED,
                                         THIS PROXY WILL BE VOTED IN THE MANNER
                                         DIRECTED BY THE UNDERSIGNED
                                         SHAREHOLDER. IF NO DIRECTION IS
                                         SPECIFIED, THIS PROXY WILL BE VOTED FOR
                                         PROPOSAL 1.

                                         RECEIPT IS ACKNOWLEDGED OF NOTICE OF
                                         THE ABOVE MEETING, THE PROXY STATEMENT
                                         RELATING THERETO AND THE ANNUAL REPORT
                                         TO SHAREHOLDERS FOR THE FISCAL YEAR
                                         ENDED MARCH 31, 1999.
                                               Dated: ____________________, 1999

                                         Signature(s) __________________________

                                         _______________________________________
                                   Shareholders should date this proxy and sign here exactly as the name appears at left. If shares are held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.